Exhibit 99.1
FIRST AMENDMENT TO SECOND AMENDED AND
RESTATED FINANCING AGREEMENT
     This First AMENDMENT TO SECOND AMENDED AND RESTATED FINANCING AGREEMENT (this “Amendment”) is entered into as of May 24, 2006, by and between THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation (hereinafter “CITBC”), the Revolving Lenders, the Term Lenders, and any other lenders from time to time party hereto (CITBC and such other lenders are individually sometimes referred to herein as a “Lender” and collectively as the “Lenders”), CITBC as agent for the Lenders (in such capacity, the “Agent”), and BIG 5 CORP., a Delaware corporation (hereinafter referred to as “Big 5”), and BIG 5 SERVICES CORP., a Virginia corporation (hereinafter referred to as “Big 5 Services”; and, together with Big 5, collectively, the “Companies”, and each individually a “Company”), with respect to the following:
     A. The Companies, the Lenders, and the Agent have previously entered into that certain Second Amended and Restated Financing Agreement dated as of December 15, 2004 (as amended, restated or otherwise modified from time to time, the “Financing Agreement”).
     B. The Companies, the Lenders, and the Agent have agreed to amend the Financing Agreement on the terms and subject to the conditions set forth below.
     NOW, THEREFORE, the parties hereto do hereby agree as follows:
     1. Definitions Incorporated. Initially capitalized terms used but not defined in this Amendment have the respective meanings set forth in the Financing Agreement.
     2. Amendments to Financing Agreement. The Financing Agreement is hereby amended as follows:
     (a) Amended and Restated Definitions. Each of the following definitions set forth in the Financing Agreement is hereby amended and restated to read as follows:
     (i) Availability Reserve shall mean at any time of determination an amount equal to the sum of (a) the then undrawn amount of all outstanding Letters of Credit, (b) the amount of all unpaid sales taxes due any state and which sales taxes have been collected by the Companies, (c) reserves in an amount equal to all or a portion of any tax liens outstanding at any time, including for all interest and penalties thereon as described in Section 6.6, and (d) an amount equal to three times the monthly rent for leased facilities in lieu of landlord waivers which have not been obtained in favor of the Agent for leased locations at which Inventory is located, provided, however, that such reserve required under this clause (d) shall cease upon receipt of landlord’s waivers for the distribution centers and not less than eighty-five (85) retail outlets.
     (ii) Early Termination Fee shall mean the fee the Agent (for the account of the Revolving Lenders) is entitled to charge the Companies in the
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AND RESTATED FINANCING AGREEMENT

event either Company terminates the Line of Credit or this Financing Agreement before the end of the then-effective term hereof in the amount equal to (i) 0.75% of the Line of Credit if such termination occurs on or before March 20, 2009; (ii) 0.50% of the Line of Credit if such termination occurs after March 20, 2009, and before or on March 20, 2010; (iii) 0.25% of the Line of Credit if such termination occurs after March 20, 2010, and before the last day of any term; provided that no such early termination fee shall be charged if the Companies refinance the Obligations with a credit facility led by the Agent.
Line of Credit shall mean the commitment of the Revolving Lenders acting through the Agent to make loans and advances and issue Letter of Credit Guaranties, all pursuant to and in accordance with, but subject to, Sections 3 and 4 of this Financing Agreement, in the aggregate amount of $161,666,667, plus the amount of principal repayment of the Term Loan not to exceed $13,333,333, subject to and in accordance with Section 4A, but in no event to exceed a total of $175,000,000 or such lesser amount as the Company may elect in accordance with Section 7 of this Financing Agreement.
       (b) Amendment to Definition of “Capital Expenditures”. The definition of “Capital Expenditures” set forth in Section 1 of the Financing Agreement is hereby amended by adding a new clause (iii) thereto to read as follows:
“(iii) tenant improvement allowances to the extent that such allowances do not represent cash expended by the Companies during such period for capital expenditures.”
       (c) Commitments. Each of the Lenders Commitments as of the date hereof shall be as set forth on the signature pages to this Amendment.
       (d) Section 4.A.3. Section 4.A.3. of the Financing Agreement is hereby amended and restated to read in its entirety as follows:
“4.A.3. Subject to Section 4.A.4 below, the principal amount of the Term Loan shall be repaid by the Companies to the Agent on behalf of the Term Lenders as follows: Six Million Six Hundred Sixty-Six Thousand Six Hundred Sixty-Seven Dollars ($6,666,667) on December 15, 2007 and the remaining principal balance, together with all accrued and unpaid interest thereon, on December 15, 2008; provided, however, that the Companies may prepay, without penalty, the principal amount of the Term Loan, at any time, at their option, in whole or in part in a minimum amount of $5,000,000 or, if less, the remaining balance thereof, together with accrued and unpaid interest thereon, provided that at the time of any such prepayment and after giving effect thereto, (a) no Default or Event of Default shall have occurred and be continuing under the Financing Agreement and (b) the Availability under the Revolving Loans shall be at least $25,000,000 after giving effect to any prepayment made during the
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months of February through September of any year or $35,000,000 after giving effect to any prepayment made during the months of October through January of any year. Once repaid in whole or in part, the Term Loan may not be reborrowed under this Financing Agreement. Prepayments of the Term Loan will be applied to principal installments in inverse order of maturity.”
       (e) Section 6.6. Section 6.6 of the Financing Agreement is hereby amended and restated to read in its entirety as follows:
“6.6. Each Company agrees to pay, when due, all local, domestic and foreign (as applicable) taxes, assessments, and other charges (herein “taxes”) lawfully levied or assessed upon such Company or the Collateral, provided, however, that such taxes need not be paid on or before the date fixed for payment thereof if: (i) such taxes are being diligently contested by the Companies in good faith and by appropriate proceedings; (ii) the Companies establish such reserves as may be required by GAAP; (iii) such taxes are not secured by a filed lien which is senior to the liens of the Agent on the Collateral and iv) such taxes secured by a filed lien are not due the United States of America; provided that notwithstanding clauses (iii) and (iv) above, there may be filed tax liens in an aggregate amount of not to exceed $1,000,000 outstanding at any time. The Agent may, in its sole discretion, implement a reserve in an amount equal to all or a portion of any tax liens outstanding at any time, including for all interest and penalties thereon, and, to prevent the imminent foreclosure of any tax liens (whether such liens are senior or junior to the liens of the Agent and whether or not any reserve is in effect) or in the event the Agent on behalf of the Lenders is exercising its remedies as a secured creditor on Collateral, then the Agent may, on the Companies’ behalf, pay any taxes then due and secured by a lien on the Collateral and the amount thereof shall be an Obligation secured hereby.”
       (f) Section 6.10G. Section 6.10G of the Financing Agreement is hereby amended and restated to read in its entirety as follows:
“G. Declare or pay any dividend of any kind on, or purchase, acquire, redeem or retire, any of its capital stock or equity interest of any class whatsoever, whether now or hereafter outstanding, except that:
     (i) Big 5 may declare and pay dividends on its capital stock:
     (a) provided that no Default or Event of Default is then in existence or will be in existence after giving effect to such dividend, in cash (but not subject to any limitation based upon Company Liquidity) in
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     (1) amounts sufficient to enable the Parent to
     (y) pay income or franchise taxes of the Companies due as a result of the filing of a consolidated, combined or unitary tax return in which the operations of the Companies are included, and
     (z) reimburse the Parent for out-of-pocket expenses incurred by the Parent for the joint or several benefit of the Parent and the Companies, including fees and expenses of its directors for attending the Board of Directors’ meeting, and
     (2) additional amounts in the fiscal year ending December 31, 2006, and any subsequent fiscal year not to exceed $15,000,000, plus the net cash proceeds realized from sales by Big 5 of its capital stock, in any fiscal year starting with the fiscal year ending December 31, 2005, subject to the following:
     (x) prior to declaring any dividend under §6.10G.(i)(a)(2), Big 5 shall submit to Agent a certificate signed by the President, Senior Vice President, Vice President, Controller, or Treasurer of Big 5 in form and substance satisfactory to Agent, which certificate must: (i) state the proposed amount of the dividend and proposed dividend payment date, which date must be within ninety (90) days of the date of the certificate; (ii) certify that no Default or Event of Default has occurred and is continuing; (iii) certify that, to the best of such officer’s knowledge and belief after diligent investigation, after giving effect to the proposed dividend, no Default or Event of Default is expected to occur during the period from the dividend’s declaration date to and including its payment date; and (iv) attach reasonably detailed projections of the Companies’ Fixed Charge Coverage Ratio and Senior Secured Debt Coverage Ratio in support of such certifications,
     (y) Big 5 shall not pay dividends under §6.10G.(i)(a)(2) in excess of $5,000,000 in any fiscal quarter,
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     (z) if a Default or Event of Default exists on the dividend payment date or would result from the dividend payment, the dividend may nonetheless be paid on the dividend payment date set forth in the certificate so long as no Default or Event of Default existed on the date of the certificate delivered to Agent or on the dividend declaration date and the other criteria under §6.10G.(i)(a)(2) are satisfied;
     (b) in kind (i.e. in the form of capital stock only and not subject to any limitation based upon Company Liquidity), and
     (c) in cash in any amount if and only if such Big 5 dividend or other distribution under this clause (c) is used either to repurchase, acquire or redeem issued and outstanding capital stock of Parent or to pay a cash dividend thereon; provided that such Big 5 dividend or other distribution under this clause (c) may not be declared or paid if a Default or Event of Default is then in existence or will be in existence after giving effect to the payment of such dividend, or if, after giving effect to the making of such dividend or other distribution under this clause (c), there shall be less than $30,000,000 in Company Liquidity, subject to the following;
     (1) prior to declaring any dividend under §6.10G.(i)(c), Big 5 shall submit to Agent a certificate signed by the President, Senior Vice President, Vice President, Controller, or Treasurer of Big 5 in form and substance satisfactory to Agent, which certificate must: (i) state the proposed amount of the dividend and proposed dividend payment date, which date must be within ninety (90) days of the date of the certificate; (ii) certify that no Default or Event of Default has occurred and is continuing; (iii) certify that, to the best of such officer’s knowledge and belief after diligent investigation, after giving effect to the proposed dividend, no Default or Event of Default is expected to occur during the period from the dividend’s declaration date to and including its payment date and the Company Liquidity will be equal to or greater than $30,000,000 at all times during such period; and (iv) attach reasonably detailed projections of Company Liquidity, Fixed Charge Coverage Ratio, and Senior Secured Debt Coverage Ratio in support of such certifications,
     (2) if a Default or Event of Default exists on the
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dividend payment date or would result from the dividend payment, the dividend may nonetheless be paid on the dividend payment date set forth in the certificate delivered to Agent so long as, after giving effect to such dividend, Company Liquidity is equal to or greater than $30,000,000 and no Default or Event of Default existed on the date of the certificate delivered to Agent or on the dividend declaration date; and
     (ii) Big 5 Services may declare and pay dividends and distributions to Big 5 to the extent permitted by applicable law.”
       (g) Section 7.1. Section 7.1 of the Financing Agreement is hereby amended and restated to read in its entirety as follows:
“7.1 Interest on the Revolving Loans shall be payable monthly as of the end of each month and shall be at a rate equal to the sum of the Chase Bank Rate or Libor, as applicable, plus an applicable interest rate margin determined in accordance with the following:
     (a) From May 24, 2006, through September 30, 2006, interest on the Revolving Loans shall be equal to the Chase Bank Rate plus 0.00% and Libor plus 1.25%, as applicable.
     (b) Except as provided in Section 7.1(c), from October 1, 2006, and thereafter the applicable interest rate margin on the Revolving Loans shall be in the amount set forth in the table below that corresponds to the average daily outstanding aggregate balance of Revolving Loans and undrawn Letters of Credit for the most recently ended twelve consecutive month period, adjusted quarterly:

Average Trailing
12 Month
Revolving Loans
and undrawn	Chase
Letters of Credit	Bank Rate	Libor
Balance	Margin	Margin
Less than $80,000,000	0.00%	1.00%

$80,000,000 to $100,000,000	0.00%	1.25%

More than $100,000,000	0.00%	1.50%
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     (c) If EBITDA (as evidenced by the most recent fiscal quarter’s financial statement) for the four fiscal quarters then ended is less than or equal to $50,000,000, the applicable margin for Revolving Loans (other than Libor Loans) will be 0.25% and the applicable margin for Libor Loans will be 1.75%.”
       (h) Section 7.2. Section 7.2 of the Financing Agreement is hereby amended and restated to read in its entirety as follows:
“7.2. Interest on the Term Loan shall be payable monthly as of the end of each month and shall be equal to the Chase Bank Rate plus 1.00% and Libor plus 3.00%, as applicable.”
        (i) Section 7.3. The first sentence of Section 7.3 of the Financing Agreement is hereby amended and restated to read in its entirety as follows:
“A change in the interest rate margin for Revolving Loans will become effective the first day of each quarter for which a change of margin is appropriate.”
       (j) Section 7.3. Section 7.3 of the Financing Agreement is hereby amended by deleting therefrom the following sentence in its entirety:
“The change in the interest rate margins for the Term Loan will become effective the first Business Day after the Term Loan balance is reduced to $10,000,000 or less.”
       (k) Section 10. Section 10 of the Financing Agreement is hereby amended to extend the date for termination set forth therein by replacing the date “March 20, 2008” therein with the date “March 20, 2011”.
     3. Fees. In addition to all other fees payable pursuant to the terms of the Financing Agreement, the Companies agree to pay on the date hereof to the Agent, for the benefit of those Lenders increasing their Commitments in connection with this Amendment and any new Lenders making Commitments in connection with this Amendment, ratably in accordance with the amount of such increase or new Commitment, a line increase fee equal to $37,500. Such fee shall be due and payable in full on the date of this Amendment, may be charged to the Companies’ loan account as a Revolving Loan, and shall be deemed fully-earned as of the date of this Amendment and non-refundable for any reason once paid.
     4. Conditions Precedent. The obligations of the Agent and of the Lenders hereunder will be effective only upon satisfaction of each of the following conditions precedent, each in a manner in form and substance acceptable to the Agent:
     (a) Receipt by the Agent of a fully-executed original of this Amendment and the fee letter accompanying this Amendment;
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     (b) Receipt by the Agent and the Lenders of such financial information and projections as they may request, including, without limitation, the projections required to be delivered pursuant to the Financing Agreement with respect to fiscal year 2006;
     (c) No Defaults or Events of Default shall have occurred or be continuing and there shall not have been any material adverse change in the financial condition, business, prospects, profitability, assets or operations of the Companies;
     (d) Receipt by the Agent of the fees required to be paid pursuant to Section 3 above and all amounts payable pursuant to Section 12 below; and
     (e) The Agent shall have received such other documents, certificates, opinions, and information that the Agent shall require, each in form and substance satisfactory to the Agent in its sole discretion.
     5. Companies’ Representations and Warranties. To induce the Agent and the Lenders to enter into this Amendment, each of the Companies hereby represents and warrants to the Agent and each of the Lenders as of the date hereof as follows:
     (a) This Amendment has been duly executed and delivered by such Company, constitutes a legal and valid binding obligation of such Company enforceable against such Company in accordance with its terms and has been duly authorized by all necessary corporate action.
     (b) The representations and warranties contained in the Financing Agreement are, both before and after giving effect to this Amendment, true and correct in all material respects except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case each such representation and warranty is true and correct as of such specific date, and no Default or Event of Default has occurred and is continuing.
     6. Reaffirmation. Except as specifically modified by this Amendment, the Financing Agreement and the other Financing Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified, reaffirmed and confirmed by the Companies.
     7. Failure to Comply. Any failure to comply with the terms and conditions of this Amendment will constitute an Event of Default under the Financing Agreement.
     8. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of a signed counterpart of this Amendment by facsimile or electronic file image is as effective as delivery of an original, ink-signed counterpart.
     9. Governing Law; Successors and Assigns. The validity, interpretation and enforcement of this Amendment shall be governed by the laws of the State of
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California. This Amendment shall be binding upon and shall inure to the benefit of the Companies, the Agent, and their respective successors and assigns.
     10. Waiver of Jury Trial. Each of the Companies, the agent, and each Lender, hereby waives any right to a trial by jury in any action or proceeding arising out of or relating to this Amendment or the transactions contemplated hereunder.
     11. Judicial Reference. The parties to this Amendment prefer that any dispute between or among them be resolved in litigation subject to a jury trial waiver as set forth in Section 10 above and in Section 13.7 of the Financing Agreement. If a pre-dispute jury trial waiver of the type provided for in Section 10 above and in Section 13.7 of the Financing Agreement is unenforceable in litigation to resolve any dispute, claim, cause of action or controversy under this Amendment, the Financing Agreement or any other Loan Document (each, a “Claim”) in the venue where the Claim is being brought pursuant to the terms of the Financing Agreement (as amended hereby), then, upon the written request of any party, such Claim, including any and all questions of law or fact relating thereto, shall be determined exclusively by a judicial reference proceeding. Except as otherwise provided in Section 13.7 of the Financing Agreement, venue for any such reference proceeding shall be in the state or federal court in the County or District where venue is appropriate under applicable law (the “Court”). The parties shall select a single neutral referee, who shall be a retired state or federal judge. If the parties cannot agree upon a referee within 15 days, the Court shall appoint the referee. The referee shall report a statement of decision to the Court. Notwithstanding the foregoing, nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral or obtain provisional remedies (including without limitation, requests for temporary restraining orders, preliminary injunctions, writs of possession, writs of attachment, appointment of a receiver, or any orders that a court may issue to preserve the status quo, to prevent irreparable injury or to allow a party to enforce its liens and security interests). The parties shall bear the fees and expenses of the referee equally unless the referee orders otherwise. The referee also shall determine all issues relating to the applicability, interpretation, and enforceability of this Section 11. The parties acknowledge that any Claim determined by reference pursuant to this Section 11 shall not be adjudicated by a jury.
     12. Attorneys’ Fees; Costs. The Company agrees to pay, on demand, all attorneys’ fees and costs incurred in connection with the negotiation, documentation and execution of this Amendment. Except as expressly provided by Section 11 above to the contrary in connection with a judicial referee, if any legal action or proceeding shall be commenced at any time by any party to this Amendment in connection with its interpretation or enforcement, the prevailing party or parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys’ fees and costs in connection therewith, in addition to all other relief to which the prevailing party or parties may be entitled.
[Remainder of Page Intentionally Left Blank]
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AND RESTATED FINANCING AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

BIG 5 CORP.,
a Delaware corporation

By: Name:	/s/ Steven G. Miller Steven G. Miller
Title:	President and Chief Executive Officer

BIG 5 SERVICES CORP.,
a Virginia corporation

By: Name:	/s/ Gary S. Meade Gary S. Meade
Title:	Senior Vice President and General Counsel

THE CIT GROUP/BUSINESS CREDIT, INC.,
a New York corporation

By: Name:	/s/ Adrian Avalos Adrian Avalos
Title:	Vice President

Revolving Loan Commitment: $55,000,000
Term Loan Commitment: $10,000,000

BANK OF AMERICA, N.A,
(as Lender)

By: Name:	/s/ Stephen King Stephen King
Title:	Vice President

Revolving Loan Commitment: $64,000,000
Term Loan Commitment: $0
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PNC BANK, NATIONAL ASSOCIATION
(as Lender)

By: Name:	/s/ Sandra Sha Kenyon Sandra Sha Kenyon
Title:	Vice President

Revolving Loan Commitment : $11,000,000
Term Loan Commitment: $0

GE BUSINESS CAPITAL CORPORATION
f/k/a Transamerica Business Capital Corporation
(as Lender)

By: Name:	/s/ Paul A. Vitti Paul A. Vitti
Title:	Duly Authorized Signatory

Revolving Loan Commitment: $31,666,667
Term Loan Commitment: $3,333,333
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          Each of the undersigned hereby consents to and acknowledges the terms and conditions of the foregoing Amendment and agrees that its Guaranty and each other document executed by it in favor of CITBC remains in full force and effect.

BIG 5 SPORTING GOODS CORPORATION,
a Delaware corporation

By: Name:	/s/ Steven G. Miller Steven G. Miller
Title:	President and Chief Executive Officer
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AND RESTATED FINANCING AGREEMENT — Signature Pages